Exhibit 10.41


To:         Richard F. Syron
From:       Frank Jungers, Chairman of the Human Resources Committee of the
            Thermo Electron Corporation Board of Directors

Date:       March 14, 2001
RE:         Amendment to the Amended & Restated Employment Agreement


      We hereby agree that your Amended & Restated Employment Agreement, dated July 11, 2000 is amended, as provided for herein. Except as specifically modified herein, the terms of your Amended & Restated Employment Agreement, and all other agreements, exhibits and other instruments related thereto or to your employment with Thermo Electron Corporation (including any of its successors or assigns, the "Company") shall remain in full force and effect. This amendment to your Amended & Restated Employment Agreement shall be referred to herein as the "Amendment."

      Effective March 14, 2001 (the "Amendment Effective Date"), your Employment Agreement is amended as follows:

      1. Restricted Stock and Stock Options. Section 6 of the Amended & Restated Employment Agreement is amended by adding the following new subsection (f) to the end thereof:

                  "(f) Additional Vesting Rules. Notwithstanding any provision of this Agreement or any other agreement between Executive and the Company to the contrary, the following additional vesting rules shall apply to stock option and restricted stock awards granted to Executive by the Company:

                        (i)   if  Executive's   employment  with  the  Company
continues after July 10, 2003 but is terminated by Executive without Good Reason prior to July 10, 2004:

                              (A)   the then  outstanding  unvested options to
purchase shares of Stock of the Company held by the Executive and granted after the Amendment Effective Date, whether or not issued under this Agreement, shall become fifty percent (50%) vested, and

                   (B) fifty percent (50%) of the outstanding unvested restricted stock awards held by the Executive, whether or not issued under this Agreement, shall be fully vested;

                        (ii) if Executive is employed by the Company on July 10, 2004:

                              (A)   all  outstanding  stock  options  (granted
after the Amendment Effective Date), shall become fully vested; and
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                              (B) all such options shall remain exercisable for
their entire exercise period and the rules set forth in Section 10 governing post-termination exercise shall not apply, and

                              (C)   the   transfer    restrictions    on   all
restricted stock granted to Executive under this Agreement or any other agreement shall lapse."



      2. Executive Retention Award. Section 3 of the Amended & Restated Employment Agreement is amended by adding the following subsection (g) to the end thereof:

                  "(g) Executive Retention Benefit. Executive shall be entitled to a retention benefit (the "Executive Retention Benefit"), with payments to begin upon the termination of his employment from the Company for any reason, in accordance with the following:

                        (i) If the Designee is appointed CEO in accordance with Section 3(b) and

                              (A)   Executive is removed involuntarily from
his position as Chairman of the Board on or before July 10, 2004, Executive shall be entitled to an Executive Retention Benefit with a lump sum value, as determined by the Board in its discretion, to be not less than Three Million Two Hundred Thousand Dollars ($3.2M) and not more than Four Million Eight Hundred Thousand Dollars ($4.8M), with a targeted mid-point of Four Million Dollars ($4M);

                              (B) Executive voluntarily resigns his
position as Chairman of the Board on or before July 10, 2004, Executive shall be entitled to an Executive Retention Benefit with a lump sum value, as determined by the Board in its discretion, to be not less than Eight Hundred Thousand Dollars ($800,000) and not more than One Million Two Hundred Thousand Dollars ($1.2M), with a targeted mid-point of One Million Dollars ($1M);

                              (C) Executive resigns or is removed from his
position as Chairman of the Board after July 10, 2004 but before July 10, 2005, Executive shall be entitled to an Executive Retention Benefit with a lump sum value, as determined by the Board in its discretion, to be not less than Two Million Four Hundred Thousand Dollars ($2.4M) and not more than Three Million Six Hundred Thousand Dollars ($3.6M), with a targeted mid-point of Three Million Dollars ($3M);

                              (D) Executive resigns or is removed from his
position as Chairman of the Board after July 10, 2005, Executive shall be entitled to an Executive Retention Benefit with a lump sum value, as determined by the Board in its discretion, to be not less than One Million Six Hundred Thousand Dollars ($1.6M) and not more than Two Million Four Hundred Thousand Dollars ($2.4M), with a targeted mid-point of Two Million Dollars ($2M);

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                        (ii) The Board, in its discretion, shall determine
the amount of Executive Retention Benefit upon the occurrence of any of the events described in (i)(A)-(D) next above, in accordance with the provisions set forth in each such subsection.

                        (iii) Executive in his discretion shall elect the form of payment for the Executive Retention Benefit, which shall be in whole or in part either a lump sum distribution or an annuity purchased with such lump sum value.



       The undersigned hereby represents that he is duly authorized to execute this Amendment on behalf of the Company and that all necessary approvals of any board, committee, body, or other person have been obtained. It is understood and agreed that this Amendment to Executive's Amended & Restated Employment Agreement shall constitute a binding agreement upon execution by both parties. This Amendment is executed as an instrument under seal as of the date indicated below.



                                             Thermo Electron Corporation



                                                  By: /s/ Frank Jungers
                                                  ---------------------------
                                                  Frank Jungers
                                                  Chairman of the Human
                                                  Resources Committee of the
                                                  Board of Directors


Agreed to and Accepted by:

/s/ Richard F. Syron
----------------------------
Richard F. Syron

Date:     March 14, 2001
          ----------------------




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